CERTIFICATE

OF

AMENDED AND RESTATED

ARTICLES OF INCORPORATION

OF

EAST BAY MEDICAL IMAGING ASSOCIATES,
A MEDICAL GROUP, INC.

Patrick J. Perkins, M.D. and Edward Drasin, M.D. certify that:

1.           They are the president and the secretary, respectively, of East Bay Medical Imaging Associates, A Medical Group, a California corporation.

2.           The articles of incorporation of this corporation are amended and restated to read as follows:

I.

The name of this corporation is PACIFIC IMAGING CONSULTANTS, A MEDICAL GROUP, INC.

II.

The purpose of this corporation is to engage in the profession of medicine and any other lawful activities (other than the banking or trust company business) not prohibited to a corporation engaging in such profession by applicable laws and regulations.

III.

This corporation is a professional corporation within the meaning of Part 4, Division 3, Title 1 of the California Corporations Code.

IV.

This corporation is authorized to issue only one class of shares of stock, which shall be designated “common” shares. The total number of common shares which this corporation is authorized to issue is:

1,000,000

V.

The liability of the directors of this corporation for monetary damages shall be eliminated to the fullest extent permissible under California Law.

VI.

This corporation is authorized to provide indemnification to its agents (as defined in Section 317 of the California Corporations Code) through Bylaw provisions, agreements with agents, vote of shareholders or disinterested directors or otherwise, in excess of the indemnification otherwise permitted by Section 317 of the California Corporations Code, subject only to the applicable limits set forth in Section 204 of the California Corporations Code with respect to actions for breach of duty to the corporation and its shareholders.

3.           The foregoing amendment and restatement of articles of incorporation has been duly approved by the Board of Directors.

4.           The foregoing amendment and restatement of articles of incorporation has been duly approved by the required vote of shareholders in accordance with Section 902 of the Corporations Code. The total number of outstanding shares of the corporation is 10,000. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than 50%. and the vote of approval was unanimous.

We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

Date: December 1, 1995

/s/ Patrick J. Perkins
Patrick J. Perkins, M.D., President

/s/ Edward Drasin
Edward Drasin, M.D., Secretary

2

AGREEMENT OF MERGER

THIS AGREEMENT OF MERGER (this “Agreement”) is executed as of November 26, 1997 by and between PACIFIC IMAGING CONSULTANTS, A MEDICAL GROUP, INC., a California corporation (the “Company”), and PACIFIC IMAGING PARTNERS, INC., a California corporation (“APPI Sub”) which is a wholly owned subsidiary of American Physician Partners, Inc., a Delaware corporation (“APPI”).

RECITAL

This Agreement is being entered into pursuant to an Agreement and Plan of Reorganization and Merger dated as of June 27, 1997 by and among APPI, APPI Sub and the Company (the “Merger Plan”). The Merger Plan, all agreements or documents referred to therein, and this Agreement are intended to be construed together in order to effectuate their purposes.

The authorized capital stock of the Company consists of 1,000,000 shares of common stock (the “Company Common Stock”). The authorized capital of APPI Sub consists of one thousand (1,000) shares of common stock (the “APPI Sub Common Stock”). The authorized capital of APPI consists of 20,000,000 shares of common stock (the “APPI Common Stock”).

AGREEMENT

NOW, THEREFORE, in consideration of the preceding recitals and the mutual representations, warranties, covenants and agreements set forth herein and in the Merger Plan, the parties agree as follows:

1.            The Merger.

1.1          Merger of APPI Sub into the Company. At the Effective Time (as defined in Section 1.5 herein), APPI Sub shall be merged with and into the Company (the “Merger”) and thereafter the separate existence of APPI Sub shall cease. The Company shall be the surviving corporation in the Merger (the “Surviving Corporation”) and its separate corporate existence, with all its purposes, objects, rights, privileges, powers, and franchises shall continue unaffected and unimpaired by the Merger.

1.2          Effect of the Merger. The Surviving Corporation shall succeed to all of the rights, privileges, powers and franchises of APPI Sub, and all of the debts, chooses in action and other interests due or belonging to APPI Sub, all as more fully set forth in Section 1107 of the California General Corporation Law (the “California Law”).

1.3          Additional Actions. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of APPI Sub acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger or to otherwise carry out this Agreement, the officers and directors of Surviving Corporation shall and will be authorized to execute and deliver, in the name of and on behalf of the Company and APPI Sub or otherwise, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of the Surviving Corporation or otherwise carry out this Agreement

1.4          Articles of Incorporation. On and after the consummation of the Merger, the Articles of Incorporation of the Company shall be amended and restated as set forth in Exhibit “A” attached hereto and incorporated herein by this reference.

1.5          Bylaws. On and after the consummation of the Merger, the Bylaws of APPI Sub as in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation, until amended as provided therein or under the California Law.

1.6          Effective Time. If this Agreement is duly adopted by the shareholders of the Company and APPI Sub in accordance with me California Law and the respective Articles of Incorporation and Bylaws of the Company and APPI Sub, is not terminated under Section 3.1 hereof, this Agreement shall be filed under the California Law. In accordance with Section 1103 of the California Law, the Merger shall become effective at the time and date on which this Agreement is so filed under the California Law.

2.           Conversion of Securities.

2.1          Conversion of the Company Common Stock. The manner of converting shares of the Company Common Stock in the Merger shall be as follows:

  (a)          As a result of the Merger and without any action on the part of the holder thereof, all shares of the Company Common Stock issued and outstanding at the Effective Time (excluding shares held by APPI pursuant to Section 2.1(c) hereof) shall cease to be outstanding and shall be cancelled and retired and shall cease to exist, and each holder of a certificate or certificates representing any such shares of the Company Common Stock shall thereafter cease to have any rights with respect to such shares of the Company Common Stock, except the right to receive, without interest (i) $4.00 cash for each share of Company Common Stock and (ii) 48.5247 shares of validly issued, fully paid and nonassessable shares of APPI Common Stock for each share of Company Common Stock (the “Merger Consideration”).

  (b)          Each Company Right (as defined below) outstanding at the Effective Time shall be terminated and cancelled in accordance with the terms therof, without payment of any consideration therefor, and shall cease to exist For purposes of this Agreement, the term “Company Right” shall mean all arrangements, calls, commitments, agreements, options, rights to subscribe to, scrips, understandings, warrants, or other binding obligations of any character whatsoever relating to or securities or rights convertible into or exchangeable for, shares of the Company Common Stock, or by which the Company is or may be bound to issue additional shares of the Company Common Stock or other Company Rights.

  (c)          Each share of APPI Sub Common Stock issued and outstanding at the Effective Time shall be converted to one share of the Company Common Stock.

2.2          Exchange of Certificates Representing Shares of the Company Common Stock.

  (a)          At or after the Effective Time and at the Closing (as defined in the Merger Plan) (i) each of the shareholders of the Company (the “Company Shareholders”), as holders of a certificate or certificates representing shares of the Company Common Stock, shall upon surrender of each certificate or certificates receive his or her share of the Merger Consideration and (ii) until each certificate or certificates representing the Company Common Stock have been surrendered by the shareholder, the certificates for the Company Common Stock shall, for all purposes, represent solely the right to receive his or her share of the Merger Consideration. At the Effective Time, each share of the Company Common Stock converted into Merger Consideration shall by virtue of the Merger and without any action on the part of the holders thereof, cease to be outstanding, be cancelled and returned and all shares of APPI Common Stock issuable to the Company Shareholders in the Merger as part of the Merger Consideration shall be deemed for all purposes to have been issued by APPI at the Effective Time.

  (b)          Each Company Shareholder shall deliver to APPI at the Closing the certificates representing the Company Common Stock owned by him or her, duly endorsed in blank by the Company Shareholder, or accompanied by duly executed stock powers in blank, and with all necessary transfer tax and other revenue stamps, acquired at the Company Shareholders’ expense, affixed and cancelled. Each Company Shareholder agrees to cure any deficiencies with respect to the endorsement of the certificates or other documents of conveyance with respect to such Company Common Stock or with respect to the stock powers accompanying any Company Common Stock, Upon such delivery, each Company Shareholder shall receive in exchange therefor his or her share of the Merger Consideration.

2.3          Fractional Shares. Notwithstanding any other provision herein, no fractional shares of APPI Common Stock will be issued and any Company Shareholder otherwise entitled to receive a fractional share of APPI Common Stock as part of the Merger Consideration hereunder shall receive a cash payment in lieu thereof reflecting such Company Shareholder’s proportionate interest in a share of APPI Common Stock multiplied by the Initial Public Offering Price (as defined in the Merger Plan).

2.4          Dissenting Shares. Notwithstanding anything in this Agreement to the contrary, the Company Common Stock with respect to which a proper demand has been made in accordance with Section 1301 of the California Law shall not be converted into the right to receive Merger Consideration as provided in Section 2.1 and 2.3 hereof, unless (i) such shares shall not become “dissenting shares” pursuant to Section 1300(b) of the California Law, or (ii) the holder thereof shall have lost his or her status as a “dissenting shareholder” pursuant to Section 1309 of the California Law. Each holder of dissenting shares who becomes entitled to payment therefor pursuant to the California Law shall receive payment from the Surviving Corporation in accordance with the California Law.

3.           Amendment and Termination.

3.1          Termination. Notwithstanding the approval and adoption of this Agreement by the shareholders of the Company and APPI Sub, this Agreement shall terminate forthwith in the event the Merger Plan shall be terminated as therein provided. In the event of the termination of this Agreement as provided above, this Agreement shall forthwith become void and there shall be no liability on the part of the parties hereto except as otherwise provided in the Merger Plan.

3.2          Amendment. This Agreement shall not be amended except pursuant to an amendment to the Merger Plan approved in the manner therein provided. If any such amendment to the Merger Plan is so approved, any amendment to this Agreement required by such amendment to the Merger Plan shall be effected by the parties hereto by action taken by their respective Boards of Directors.

4.            Miscellaneous.

4.1          Counterparts; Delivery. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. Delivery of this Agreement may be made by facsimile transmission of a signed counterpart copy.

4.2          Choice of Law. This Agreement and the rights and obligations of the parties hereto shall be governed by and construed and enforced in accordance with the substantive laws (but not the rules governing conflicts of laws) of the State of California.

[Signature Page to Agreement of Merger Follows]

[Signature Page to Agreement of Merger]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first written above.

“Company”

PACIFIC IMAGING CONSULTANTS, A MEDICAL GROUP, INC., a California corporation

By:	/s/ Les T. Chafen
Name:	Les T. Chafen, M.D.
Title:	Chairman and Assistant Secretary

By:	/s/ Patrick J. Perkins
Name:	Patrick J. Perkins, M.D.
Title:	President

“APPI SUB”

PACIFIC IMAGING PARTNERS, INC., a California
corporation

By:	/s/ Gregory L. Solomon
Gregory L. Solomon, President

By:	/s/ Paul M. Jolas
Paul M. Jolas, Secretary

EXHIBIT “A”

AMENDED AND RESTATED ARTICLES OF INCORPORATION

ONE: The name of the Corporation is PACIFIC IMAGING PARTNERS, INC.

TWO: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

THREE: The Corporation is authorized to issue one thousand (1,000) shares of Common Stock of one class.

FOUR: The liability of the directors of the corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

FIVE: The Corporation is authorized to provide indemnification of agents (as defined in Section 317 of the California Corporations Code) through bylaw provisions, agreements with the agents, vote of shareholders or disinterested directors or otherwise, in excess of the indemnification otherwise permitted by Section 317 of the California Corporations Code, subject only to applicable limits set forth in Section 204 of the California Corporations Code with respect to actions for breach of duty to the Corporation and its shareholders.

CERTIFICATE OF APPROVAL
OF
AGREEMENT OF MERGER
OF
PACIFIC IMAGING PARTNERS, INC.

Gregory L. Solomon and Paul M. Jolas certify that:

1.          They are the President and Secretary, respectively, of PACIFIC IMAGING PARTNERS, INC., a California corporation (the “Corporation”).

2.          The Agreement of Merger dated November 26, 1997 to which this Certificate is attached (the “Agreement of Merger”) was duly approved by the Board of Directors and Shareholders of the Corporation and by its sole shareholder, AMERICAN PHYSICIAN PARTNERS, INC., a Delaware corporation (“APPI”).

3.          The Shareholders’ approval was by holders of one hundred percent (100%) of the outstanding shares of the Corporation.

4.          There is only one class of shares and the number of shares outstanding and entitled to vote is one hundred (100).

[Signature Page to Certificate of Approval Follows]

[Signature Page to Certificate of Approval]

We further declare under penalty of perjury that the matters set forth in the foregoing certificate are true and correct of our own knowledge. Executed at Dallas, Texas on November 15, 1997.

/s/ Gregory L. Solomon
Gregory L. Solomon, President

/s/ Paul M. Jolas
Paul M. Jolas, Secretary

CERTIFICATE OF APPROVAL OF AGREEMENT OF MERGER
OF
PACIFIC IMAGING CONSULTANTS, A MEDICAL GROUP, INC.

Patrick J. Perkins and Edward Drasin certify that:

1.          They are the President and Secretary, respectively of PACIFIC IMAGING CONSULTANTS, A MEDICAL GROUP, INC., a California corporation (the “Corporation”).

2.          The Agreement of Merger to which this Certificate is attached (the “Agreement of Merger”) was duly approved by the Board of Directors and Shareholders of the Corporation.

3.          The Corporation has only one class of shares outstanding, Common Stock. The total number of outstanding shares of the Corporation entitled to vote on the Agreement of Merger was 11,000 shares of Common Stock.

4.          The percentage vote required was more than 50% of the Common Stock.

5.          The Agreement of Merger was approved by the vote of a number of shares of Common Stock which equalled or exceeded the vote required.

We further declare under penalty of perjury that the matters set forth in the foregoing certificate are true and correct of our own knowledge. Executed at Oakland, California on November 25, 1997.

/s/ Patrick J. Perkins
Patrick J. Perkins, President

/s/ Edward Drasin
Edward Drasin, Secretary

AGREEMENT OF MERGER
between
PACIFIC IMAGING PARTNERS, INC.
and
TOTAL IMAGING PARTNERS, INC.

This Agreement of Merger is entered into by and between Pacific Imaging Partners. Inc., a California corporation (herein “Surviving Corporation”) and Total Imaging Partners. Inc., a California corporation (herein “Merging Corporation”).

1.          Merging Corporation shall be merged into Surviving Corporation.

2.          Each outstanding share of Surviving Corporation shall remain outstanding.

3.          The outstanding shares of Merging Corporation shall be cancelled and no shares of Surviving Corporation shall be issued in exchange therefor.

4.          Merging Corporation shall from time to time, as and when requested by Surviving Corporation, execute and driver all such documents and instruments and take all such action necessary or desirable to evidence or carry out this merger.

5.          The effect of the merger is as prescribed by law.

6.          This Agreement of Merger shall become effective upon the date which it is filed with the California Secretary of State.

IN WITNESS WHEREOF the parties have executed this Agreement on this 30 day of July 1998.

PACIFIC IMAGING PARTNERS, INC., a California corporation

By:	/s/ Mark L. Wagar
Mark L. Wagar, President

By:	/s/ Paul M. Jolas
Paul M. Jolas, Secretary

TOTAL IMAGING PARTNERS, INC., a California corporation

By:	/s/ Mark L. Wagar
Mark L. Wagar, President

By:	/s/ Paul M. Jolas
Paul M. Jolas, Secretary

OFFICERS’ CERTIFICATE
OF
PACIFIC IMAGING PARTNERS, INC.

We, Mark L. Wagar, President, and Paul M. Jolas, Secretary, of Pacific Imaging Partners, Inc., a corporation duly organized and existing under the laws of the State of California, do hereby certify:

1.          That we are the President and the Secretary, respectively, of Pacific Imaging Partners, Inc., a California corporation;

2.          That the shareholder approval was by the holders of 100% of the outstanding shares of the corporation; and

3.          That there is only one class of shares and the number of shares outstanding is 100.

Each of the undersigned declares under penalty of perjury that the statements contained in the foregoing certificate are true of their own knowledge. Executed at Dallas, Texas, on July 30, 1998.

/s/ Mark L. Wagar
Mark L. Wagar, President

/s/ Paul M. Jolas
Paul M. Jolas, Secretary

OFFICERS’ CERTIFICATE
OF
TOTAL IMAGING PARTNERS, INC.

We, Mark L. Wagar, President, and Paul M. Jolas, Secretary, of Total Imaging Partners, Inc., a corporation duly organized and existing under the laws of the State of California, do hereby certify:

1.          That we are the President and the Secretary, respectively, of Total Imaging Partners, Inc., a California corporation;

2.          That the shareholder approval was by the holders of 100% of the outstanding shares of the corporation; and

3.          That there is only one class of shares and the number of shares outstanding is 100.

Each of the undersigned declares under penalty of perjury that the statements contained in the foregoing certificate are true of their own knowledge. Executed at Dallas, Texas, on July 30, 1998.

/s/ Mark L. Wagar
Mark L. Wagar, President

/s/ Paul M. Jolas
Paul M. Jolas, Secretary

AGREEMENT OF MERGER
between
PACIFIC IMAGING PARTNERS, INC.
and
TOTAL IMAGING PARTNERS, INC.

This Agreement of Merger is entered into by and between Pacific Imaging Partners, Inc., a California corporation (herein “Surviving Corporation”) and Total Imaging Partners, Inc., a California corporation (herein “Merging Corporation”).

1.           Merging Corporation shall be merged into Surviving Corporation.

2.           Each outstanding share of Surviving Corporation shall remain outstanding.

3.           The outstanding shares of Merging Corporation shall be cancelled and no shares of Surviving Corporation shall be issued in exchange therefor.

4.           Merging Corporation shall from time to time, as and when requested by Surviving Corporation, execute and deliver all such documents and instruments and take all such action necessary or desirable to evidence or carry out this merger.

5.           The effect of the merger is as prescribed by law.

6.           This Agreement of Merger shall become effective upon the date which it is filed with the California Secretary of State.

IN WITNESS WHEREOF the parties have executed this Agreement on this 30 day of July, 1998.

PACIFIC IMAGING PARTNERS, INC., a California corporation

By:	/s/ Mark L. Wagar
Mark L. Wagar, President

By:	/s/ Paul M. Jolas
Paul M. Jolas, Secretary

TOTAL IMAGING PARTNERS, INC., a California corporation

By:	/s/ Mark L. Wagar
Mark L. Wagar, President

By:	/s/ Paul M. Jolas
Paul M. Jolas, Secretary

OFFICERS’ CERTIFICATE
OF
PACIFIC IMAGING PARTNERS, INC.

We, Mark L. Wagar, President, and Paul M. Jolas, Secretary, of Pacific Imaging Partners, Inc., a corporation duly organized and existing under the laws of the State of California, do hereby certify:

1.           That we are the President and the Secretary, respectively, of Pacific Imaging Partners, Inc., a California corporation;

2.           That the shareholder approval was by the holders of 100% of the outstanding shares of the corporation; and

3.           That there is only one class of shares and the number of shares outstanding is 100.

Each of the undersigned declares under penalty of perjury that the statements contained in the foregoing certificate are true of their own knowledge. Executed at Dallas, Texas, on July 30, 1998.

/s/ Mark L. Wagar
Mark L. Wagar, President

/s/ Paul M. Jolas
Paul M. Jolas, Secretary

OFFICERS’ CERTIFICATE
OF
TOTAL IMAGING PARTNERS, INC.

We, Mark L. Wagar, President, and Paul M. Jolas, Secretary, of Total Imaging Partners, Inc., a corporation duly organized and existing under the laws of the State of California, do hereby certify:

1.          That we are the President and the Secretary, respectively, of Total Imaging Partners, Inc., a California corporation;

2.          That the shareholder approval was by the holders of 100% of the outstanding shares of the corporation; and

3.          That there is only one class of shares and the number of shares outstanding is 100.

Each of the undersigned declares under penalty of perjury that the statements contained in the foregoing certificate are true of their own knowledge. Executed at Dallas, Texas, on July 30, 1998.

/s/ Mark L. Wagar
Mark L. Wagar, President

/s/ Paul M. Jolas
Paul M. Jolas, Secretary